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                                                                     EXHIBIT 5.1

                           [JONES VARGAS LETTERHEAD]

                                  May 31, 2006

JAG Media Holdings, Inc.
6865 SW 18th Street, Suite B13
Boca Raton, FL 33433


         Re: JAG Media Holdings, Inc. -- Registration Statement on Form SB-2 in respect of 66,000,000 shares of common stock, par value $0.00001 per share (the "Common Stock")

Ladies and Gentlemen:

         We have acted as special Nevada counsel to JAG Media Holdings, Inc., a Nevada corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance of up to 66,000,000 shares (the "Shares") of the Company's Common Stock. Pursuant to the Securities Purchase Agreement, dated as of May 24, 2006 (the "Securities Purchase Agreement") and as described in the Registration Statement, the Shares are the Common Stock of the Company underlying three (3) secured convertible debentures (the "Debentures") and five (5) warrants (the "Warrants") issued by the Company to Cornell Capital, LP.

         In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the Debentures and the Warrants and the related authorization and issuance of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion.

         In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified, photostatic, facsimile or electronically transmitted copies.




                                   RENO OFFICE

                             [JONES VARGAS ADDRESS]

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JAG Media Holdings, Inc.
May 31, 2006
Page 2

         Based upon the foregoing and the proceedings taken and proposed to be taken by the Company, we are of the opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor pursuant to the terms and provisions of the Debentures and the Warrants, will be validly issued, fully paid and nonassessable.

         Our opinion herein is limited to the effect on the subject transactions of the laws of the State of Nevada as in effect on the date hereof. We assume no responsibility regarding the applicability to such transactions, or the effect thereon, of the laws of any other jurisdiction.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus included therein.

                                   Very truly yours,


                                   /s/ Jones Vargas
                                   JONES VARGAS